                          THIS AGREEMENT MADE AS OF THE
                              5th Day of May, 2001

BETWEEN:

James Friedt, parties having an office located at 530 South Federal Highway,
Suite 150 Deerfield Beach, Florida 33441-4140  (hereinafter referred to as "the
Vendor")
                                       and

Winmax Trading Group, Inc. a company duly incorporated pursuant to the laws of the State of Florida and having an office located at 429 Seabreeze Boulevard,
Suite 227, Fort Lauderdale, FL 33316 (hereinafter referred to as "WMAX")

WHEREAS WMAX is desirous of THE VENDOR performing certain tasks on its behalf as more specifically stated in the Appendices attached hereto.

AND WHEREAS THE VENDOR has reviewed the attached Appendices and is desirous of performing the stated tasks for WMAX.

AND WHEREAS THE VENDOR has secured the agreements of other third party's which does not have obligations to WMAX under this agreement.

AND WHEREAS  both parties  hereto have agreed each with the other that THE
VENDOR will perform the tasks stated in the attached  Appendices upon the terms and conditions hereinafter recited.

IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES THAT:

1.       The Appendices attached hereto and marked as Appendix A is an integral parts of this Agreement and the duties therein stated are binding upon the parties hereto.

2.       Upon execution of this Agreement THE VENDOR shall immediately commence:
                  (a)  Construction of the interactive CD-ROM presentation in accordance with the provisions of Appendix A;
                  (b)  The term of this Agreement shall be Six (6) MONTH from the date of execution hereof.

3.       WMAX hereby  grants THE VENDOR the right to assign any or all of its obligations incurred hereunder to any entity which is an affiliate of
         THE VENDOR and by this Agreement does hereby consent to any said
         Assignment upon THE VENDOR advising WMAX of said assignment in writing to WMAX's address for service noted herein and that subsequent to said assignment WMAX's relationship with THE VENDOR is severed in its entirety provided however that WMAX is in no manner responsible for any further costs or expenses to said affiliate save and except for those said costs noted in this Agreement which have not been paid to THE
         VENDOR.

4.       Any reference in this Agreement or the  Appendices to "THE VENDOR"
         shall include James Friedt, his agents, assigns, successors, employees or any person acting on their behalf.

5.       WMAX acknowledges that THE VENDOR in performing the services noted in the attached Appendices is relying exclusively upon the information provided it by WMAX and therefore notwithstanding anything to the contrary herein contained WMAX acknowledges that it is solely responsible for the truthfulness of the information provided to THE
         VENDOR and therefore completely, wholly and without reservation indemnifies and saves THE VENDOR, its Officers, Directors, Agents,
         Employees or Assigns from any and all liability respecting the performance of THE VENDOR duties herein including but not restricted to any and all legal fees incurred.

6.       Not to restrict the foregone paragraph 5 WMAX further acknowledges that it has an exclusive duty to review any and all information prepared by
         THE VENDOR and therefore any and all errors and/or omissions contained in any of the services provided WMAX by THE VENDOR are hereby waived in their entirety and WMAX agrees to be totally and without reservation responsible for same should they occur and waives any action it can or
         June 4 have against THE VENDOR, its Agents, Employees, Directors,
         Officers or Assigns for any damage or loss occasioned as a result of any said error and or omission and further should any damage be occasioned to any third party as a result of any said error or omission that WMAX fully and completely indemnifies THE VENDOR, its Directors,
         Officers, Employees, Agents or Assigns for any and all said damages including but not restricted to legal fees incurred.

7.       THE VENDOR shall have the right hereunder to conduct any investigation of WMAX or the WMAX products as it deems necessary in order for it to be assured that WMAX is following the term and the spirit of this
         Agreement and in the event that THE VENDOR in the course of its investigation forms the reasonable belief that WMAX is or June 4 not be able to fulfill it's obligations hereunder (such as not having sufficient inventory available to satisfy consumer needs or is conducting it's business affairs in a manner not consistent with the standards and ethics of typical business' conducting business via an
         Internet Retail Store) then and in that event the cost of the investigation shall be borne by WMAX and THE VENDOR shall , at it's sole option, be entitled to forthwith terminate this Agreement without
         Notice or Penalty.

8.       This Agreement shall be governed by the laws of the State of Florida and any court proceedings commenced hereunder shall be commenced and concluded at the venue of THE VENDOR's direction within the State of
         Florida and that should any legal action be commenced by WMAX against
         THE VENDOR that WMAX shall provide THE VENDOR with FOURTEEN (14) DAYS
         Written Notice to THE VENDOR to select a venue within the State of
         Florida to commence its action and should THE VENDOR refuse or neglect to advise WMAX of said venue within the time period noted herein then and in that event WMAX shall be at liberty to select its own venue within the State of Florida.

9.       THE VENDOR's address for service hereunder shall be in care of THE
         VENDOR at Suite 208, 5920 Macleod Trail South, Calgary, Alberta, Canada
         T2H 0K2.

10.      WMAX's address for service hereunder shall be 429 Seabreeze Boulevard,
         Suite 227, Fort Lauderdale, FL 33316.

11.      Should any provision of this Agreement be ruled invalid, unenforceable or illegal then and in that event the offending provision shall be struck here from and be of no further force and effect but that the remainder of this Agreement shall remain in full force and effect.

12.      In consideration of THE VENDOR performing the services noted in the attached Appendices A and B, WMAX shall pay to James Friedt the greater in value of Three Hundred Fifty Thousand (350,000) Shares by way of
         WMAX Common Stock or Three Hundred Fifty Thousand Dollars ($350,000)
         through WMAX's S-8 Registration Statement with the Security and
         Exchange Commission said shares to be deposited with James Friedt prior to any services contracted to be provided for WMAX by THE VENDOR being
         released to WMAX and in any event on or before May     , 2001.

13.      The parties acknowledge each to the other that this Agreement has been approved by the WMAX Board of Directors and is a binding Agreement on both parties as evidenced by the execution hereof by an authorized signatory of each party.

    James Friedt
/s/ James Friedt
---------------------
Authorized Signatory

Winmax Trading Group, Inc.
     Ralph Pistor,  President
/s/ Ralph Pistor
----------------------
Authorized Signatory

                                   Appendix A
                       Details of the CD-ROM presentation

1.   THE VENDOR will commence with the construction of an interactive multimedia
     CD-ROM with elements that will be produced from elements to be created by the Vendor as well as elements provided to the vendor by WMAX.

2.   This CD-ROM's presentation contents will be a series of video press releases and video interviews of WMAX Management and a behind the scenes of the WMAX corporate offices.

3.   The CD-ROM will detail the business of WMAX, a leader in "the cutting edge of development and production of mining policies and controls "; and any other business' that WMAX chooses to highlight according to the business model outlined in the WMAX Corporation.